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                                                                       EXHIBIT 3

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                       GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                          CIRCUIT RESEARCH LABS, INC.,
                                    as Parent


                               CRL SYSTEMS, INC.,
                                   as Borrower


                        and certain of their Subsidiaries


                                   in favor of


                                  ORBAN, INC.,
                                    as Lender


                            Dated as of May 31, 2000

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                                TABLE OF CONTENTS

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SECTION 1.  DEFINED TERMS......................................................1
         1.1  DEFINITIONS......................................................1
         1.2  OTHER DEFINITIONAL PROVISIONS....................................5

SECTION 2.  GUARANTEE..........................................................6
         2.1  GUARANTEE........................................................6
         2.2  RIGHT OF CONTRIBUTION............................................6
         2.3  NO SUBROGATION...................................................6
         2.4  AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS........7
         2.5  GUARANTEE ABSOLUTE AND UNCONDITIONAL.............................7
         2.6  REINSTATEMENT....................................................8
         2.7  PAYMENTS.........................................................8

SECTION 3.  GRANT OF SECURITY INTEREST.........................................8

SECTION 4.  REPRESENTATIONS AND WARRANTIES.....................................9
         4.1  TITLE; NO OTHER LIENS............................................9
         4.2  PERFECTED FIRST PRIORITY LIENS...................................9
         4.3  CHIEF EXECUTIVE OFFICE..........................................10
         4.4  INVENTORY AND EQUIPMENT.........................................10
         4.5  FARM PRODUCTS...................................................10
         4.6  INVESTMENT PROPERTY.............................................10
         4.7  RECEIVABLES.....................................................10
         4.8  INTELLECTUAL PROPERTY...........................................10
         4.9  VEHICLES........................................................11
         4.10  PARENT REPRESENTATIONS.........................................11

SECTION 5.  COVENANTS.........................................................12
         5.1  DELIVERY OF INSTRUMENTS, CERTIFICATED SECURITIES AND
              CHATTEL PAPER...................................................13
         5.2  MAINTENANCE OF INSURANCE........................................13
         5.3  PAYMENT OF OBLIGATIONS..........................................13
         5.4  MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER
              DOCUMENTATION...................................................13
         5.5  CHANGES IN LOCATIONS, NAME, ETC.................................14
         5.6  NOTICES.........................................................14
         5.7  INVESTMENT PROPERTY.............................................14
         5.8  RECEIVABLES.....................................................15
         5.9  INTELLECTUAL PROPERTY...........................................16
         5.10  VEHICLES.......................................................17
         5.11  NOTATION OF SECURITY INTERESTS ON BOOKS AND RECORDS............17
         5.12  LANDLORD AND WAREHOUSEMAN WAIVERS..............................17
         5.13  FINANCIAL STATEMENTS...........................................17
         5.14  MANDATORY PREPAYMENT...........................................18


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SECTION 6.  REMEDIAL PROVISIONS...............................................18
         6.1  CERTAIN MATTERS RELATING TO RECEIVABLES.........................18
         6.2  COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE............19
         6.3  PLEDGED STOCK...................................................20
         6.4  PROCEEDS TO BE TURNED OVER TO LENDER............................20
         6.5  APPLICATION OF PROCEEDS.........................................21
         6.6  CODE AND OTHER REMEDIES.........................................21
         6.7  REGISTRATION RIGHTS.............................................22
         6.8  WAIVER; DEFICIENCY..............................................23

SECTION 7.  THE LENDER........................................................23
         7.1  LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC...................23
         7.2  DUTY OF LENDER..................................................24
         7.3  EXECUTION OF FINANCING STATEMENTS...............................25

SECTION 8.  MISCELLANEOUS.....................................................25
         8.1  AMENDMENTS IN WRITING...........................................25
         8.2  NOTICES.........................................................25
         8.3  NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES.............25
         8.4  ENFORCEMENT EXPENSES; INDEMNIFICATION...........................25
         8.5  SUCCESSORS AND ASSIGNS..........................................26
         8.6  SET-OFF.........................................................26
         8.7  COUNTERPARTS....................................................26
         8.8  SEVERABILITY....................................................26
         8.9  SECTION HEADINGS................................................27
         8.10  INTEGRATION....................................................27
         8.11  GOVERNING LAW..................................................27
         8.12  SUBMISSION TO JURISDICTION; WAIVERS............................27
         8.13  ACKNOWLEDGMENTS................................................27
         8.14  ADDITIONAL GRANTORS AND SECURITY...............................28
         8.15  RELEASES.......................................................29
         8.16  WAIVER OF JURY TRIAL...........................................29


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SCHEDULES

Schedule 1        Notice Addresses
Schedule 2        Investment Property
Schedule 3        Perfection Matters
Schedule 4        Jurisdictions of Organization and Chief Executive Offices
Schedule 5        Inventory and Equipment Locations
Schedule 6        Intellectual Property
Schedule 7        Vehicles


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                       GUARANTEE AND COLLATERAL AGREEMENT

                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of May 31, 2000, made by CIRCUIT RESEARCH LABS, INC., an Arizona corporation (the "PARENT"), and each of the signatories hereto (together with the Parent and any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of ORBAN, INC., a Delaware corporation (the "LENDER"), pursuant to the Credit Agreement dated as of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), between CRL SYSTEMS, INC., a Nevada corporation (the "BORROWER"), and the Lender.

                             PRELIMINARY STATEMENTS

         A. The Borrower and the Lender have entered into that certain Asset Sale Agreement, dated as of even date herewith (as amended or modified, the "ASSET SALE AGREEMENT"), pursuant to which the Borrower will acquire certain of the Lender's assets.

         B. The Borrower and the Lender have entered into the Credit Agreement.

         C. Pursuant to the Asset Sale Agreement and the Credit Agreement, the Lender has agreed to accept the Notes as partial payment by the Borrower for the Assets (as defined in the Asset Sale Agreement).

         D. The Borrower is a member of an affiliated group of companies that includes each other Grantor.

         E. The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making by the Lender of the extensions of credit under the Credit Agreement.

         F. It is a condition precedent to the obligation of the Lender to extend credit under the Credit Agreement that the Grantors shall have executed and delivered to the Lender this Guarantee and Collateral Agreement.

                  NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and to induce the Lender to make the extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Lender as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Goods, Instruments and Inventory.

                  (b) The following terms shall have the following meanings:
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                  "AGREEMENT": this Guarantee and Collateral Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "BORROWER OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Notes and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                  "COLLATERAL": as defined in Section 3.

                  "COLLATERAL ACCOUNT": any collateral account established by the Lender as provided in Section 6.1 or 6.4. Collateral Accounts may be established at any financial institution designated by the Lender.

                  "COPYRIGHTS": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in SCHEDULE 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and
         (ii) the right to obtain all renewals and extensions thereof.

                  "COPYRIGHT LICENSES": all written agreements naming any Grantor as licensor or licensee (including, without limitation, those listed in SCHEDULE 6), granting any right under any Copyright, including, without limitation, the grant of rights in all derivative works based upon any Copyright, and all renewals and extensions thereof.

                  "DEPOSIT ACCOUNT": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, the Collateral Accounts, the Lockbox Account, and any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "EXCLUDED REAL PROPERTY": the real property located at 2522 West Geneva Drive, Tempe, Arizona 85282.


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                  "FIXTURES": all items of Equipment, whether now owned or
         hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

                  "FOREIGN SUBSIDIARY": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

                  "FOREIGN SUBSIDIARY VOTING STOCK": the voting Capital Stock of any Foreign Subsidiary.

                  "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9-106 of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, restated or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

                  "GUARANTOR OBLIGATIONS": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "GUARANTORS": the collective reference to each Grantor other than the Borrower.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses and all products, royalties and Proceeds thereof or received in connection therewith and all claims and rights to sue at law or in equity for past, present or future (i) infringement, dilution or other impairment thereof, or (ii) injury to the goodwill associated with any Trademark or Trademark License, including the right to receive all proceeds and damages from the foregoing.

                  "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor to the Parent or any of its Subsidiaries.

                  "INVESTMENT PROPERTY": the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and


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         (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "ISSUERS": the collective reference to each issuer of any Investment Property.

                  "LOCKBOX ACCOUNT": account number 73880 at the Lockbox Bank.

                  "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "OBLIGATIONS": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "PATENTS": (i) all letters patent, including, without limitation, utility patents, design patents, industrial designs and utility model registrations, of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, including, without limitation, those listed in SCHEDULE 6,
         (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, those listed in SCHEDULE 6 and (iii) all rights to obtain any reissues, reexaminations or extensions of the foregoing.

                  "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to make, use, sell, offer to sell or import any invention covered in whole or in part by a Patent, including, without limitation, those listed in SCHEDULE 6, and all renewals and extensions thereof.

                  "PLEDGED NOTES": all promissory notes listed on SCHEDULE 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "PLEDGED STOCK": the shares of Capital Stock listed on
         SCHEDULE 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; PROVIDED that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

                  "PRIME RATE": the rate of interest established from time to time by Bank of America, N.A. as its prime rate.

                  "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and


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         whether or not it has been earned by performance (including, without limitation, any Account).

                  "SECURITIES ACT": the Securities Act of 1933, as amended.

                  "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

                  "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, logos, words, terms, names, symbols and devices and all combinations thereof, and other source or business identifiers, and all goodwill of the business connected with the use thereof and symbolized thereby, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, including, without limitation, those listed in SCHEDULE 6, and
         (ii) the right to obtain all renewals and extensions thereof.

                  "TRADEMARK LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, those listed in SCHEDULE 6, and all renewals and extensions thereof.

                  "VEHICLES": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event including, without limitation, the vehicles listed on SCHEDULE 7 and all tires and other appurtenances to any of the foregoing.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.


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                              SECTION 2. GUARANTEE

                  2.1 GUARANTEE. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Lender and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Lender hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full.

                  (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full.

                  2.2 RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Lender, and each Guarantor shall remain liable to the Lender for the full amount guaranteed by such Guarantor hereunder.

                  2.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Lender for


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the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Lender by the Borrower on account of the Borrower Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Lender, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Lender may determine.

                  2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Lender may be rescinded by the Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented, restated or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this
Section 2 or any property subject thereto.

                  2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such


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Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 REINSTATEMENT. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in Dollars at the office of the Lender located at c/o Harman International Industries, 8500 Balboa Blvd., Northridge, California 91329.

                      SECTION 3. GRANT OF SECURITY INTEREST

                  Each Grantor hereby assigns and transfers to the Lender, and hereby grants to the Lender, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations,:

                  (a) all Accounts;

                  (b) all Chattel Paper;

                  (c) all Deposit Accounts;

                  (d) all Documents;

                  (e) all Equipment;


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                  (f) all Fixtures;

                  (g) all General Intangibles;

                  (h) all Goods;

                  (i) all Instruments;

                  (j) all Intellectual Property;

                  (k) all Inventory;

                  (l) all Investment Property;

                  (m) all Vehicles;

                  (n) all books and records, including, without limitation, all computer disks, computer tapes and other computer records, pertaining to the Collateral;

                  (o) all other property of any kind or character, tangible or intangible, not otherwise described above, except for the Excluded Real Property; and

                  (p) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Lender to enter into the Credit Agreement and to induce the Lender to make the extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Lender that:

                  4.1 TITLE; NO OTHER LIENS. Except for the security interest granted to the Lender pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Lender pursuant to this Agreement or as are permitted by the Credit Agreement.

                  4.2 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on SCHEDULE 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Lender in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Lender as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

                  4.3 CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on SCHEDULE 4.

                  4.4 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
SCHEDULE 5.

                  4.5 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.6 INVESTMENT PROPERTY. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                  4.7 RECEIVABLES. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.

                  (b) None of the obligors on any Receivables is a Governmental Authority.

                  (c) The amounts represented by such Grantor to the Lender from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

                  4.8 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

                  (b) On the date hereof, all Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

                  (c) Except as set forth in SCHEDULE 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property.

                  (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                  4.9 VEHICLES. SCHEDULE 7 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof.

                  4.10 PARENT REPRESENTATIONS. In the case of the Parent:

                  (a) The Parent (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Parent and its Subsidiaries taken as a whole.

                  (b) The Parent has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Parent is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Parent. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

                  (c) The execution, delivery and performance of the Loan Documents to which the Parent is a party will not violate any Requirement of Law or Contractual Obligation of the Parent or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement).

                  (d) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent, threatened by or against the Parent or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby.

                  (e) The Parent has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien of any nature whatsoever except the Excluded Real Property.

                  (f) The Parent has filed or caused to be filed all tax returns which, to the knowledge of the Parent, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent); no tax Lien has been filed, and, to the knowledge of the Parent, no claim is being asserted, with respect to any such tax, fee or other charge.

                  (g) The balance sheets of the Parent as at December 31, 1998 and December 31, 1999 and the related statements of income and of cash flows for the fiscal years ended on each such date, reported on by Deloitte & Touche LLP, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the financial condition of the Parent as at such dates, and the results of its operations and its cash flow for the fiscal years then ended. The unaudited balance sheet of the Parent as at March 31, 2000 and the related unaudited statement of income and of cash flow for the three-month period ended on such date, certified by the President or Chief Financial Officer of Parent, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the financial condition of the Parent as at such date, and the results of its operations and its cash flow for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants, and as disclosed therein). At the date of the most recent balance sheet referred to above, the Parent had no material contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1999, to and including the date hereof there has been no sale, transfer or other disposition by the Parent of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Parent at December 31, 1999 (except as contemplated by the Asset Sale Agreement).

                              SECTION 5. COVENANTS

                  Each Grantor covenants and agrees with the Lender that, from and after the date of this Agreement until the Obligations shall have been paid in full:

                  5.1 DELIVERY OF INSTRUMENTS, CERTIFICATED SECURITIES AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Lender, duly indorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement.

                  5.2 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Lender and (ii) insuring such Grantor and the Lender against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Lender.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Lender of written notice thereof, (ii) name the Lender as insured party or loss payee, (iii) if reasonably requested by the Lender, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Lender.

                  (c) The Borrower shall deliver to the Lender a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower's audited annual financial statements and such supplemental reports with respect thereto as the Lender may from time to time reasonably request.

                  5.3 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  5.4 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and the priority thereof against the claims and demands of all Persons whomsoever.

                  (b) Such Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Lender may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Lender, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Lender to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

                  5.5 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 15 days' prior written notice to the Lender and delivery to the Lender of (a) all additional executed financing statements and other documents reasonably requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to SCHEDULE 5 showing any additional location at which Inventory or Equipment shall be kept:

                  (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on SCHEDULE 5;

                  (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
Section 4.3; or

                  (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Lender in connection with this Agreement would become misleading.

                  5.6 NOTICES. Such Grantor will advise the Lender promptly, in reasonable detail, of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Lender to exercise any of its remedies hereunder;

                  (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby;
and

                  (c) the occurrence of any Default or Event of Default.

                  5.7 INVESTMENT PROPERTY. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Lender, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received, duly indorsed by such Grantor to the Lender, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Lender so requests, signature guaranteed, to be held by the Lender, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Lender to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Lender, be delivered to the Lender to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the Lender, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Lender to sell, assign or transfer any of the Investment Property or Proceeds thereof.

                  (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Lender promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

                  5.8 RECEIVABLES. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  (b) Such Grantor will deliver to the Lender a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  5.9 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees approved by the Lender) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Lender shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee approved by the Lender thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (b) Such Grantor (either itself or through licensees approved by the Lender) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                  (c) Such Grantor (either itself or through licensees approved by the Lender) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof approved by the Lender to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees approved by the Lender) do any act whereby any material portion of the Copyrights may fall into the public domain.

                  (d) Such Grantor (either itself or through licensees approved by the Lender) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

                  (e) Such Grantor will notify the Lender immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  (f) Whenever such Grantor, either by itself or through any agent, employee, licensee approved by the Lender, or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Lender within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Lender, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Lender may request to evidence the Lender's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Lender after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                  5.10 VEHICLES. (a) No Vehicle shall be removed from the state which has issued the certificate of title or ownership, as the case may be, therefor for a period in excess of four (4) months.

                  (b) Within 30 days after the date hereof, and, with respect to any Vehicles acquired by such Grantor subsequent to the date hereof, within 30 days after the date of acquisition thereof, all applications for certificates of title or ownership, as the case may be, indicating the Lender's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Lender shall deem advisable to perfect its security interests in the Vehicles.

                  5.11 NOTATION OF SECURITY INTERESTS ON BOOKS AND RECORDS. Each Grantor shall cause the security interest granted by it hereunder to at all times be noted on its books and records.

                  5.12 LANDLORD AND WAREHOUSEMAN WAIVERS. Upon the request of the Lender, each Grantor shall deliver to the Lender waivers of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Lender under each lease, warehouse agreement or similar agreement to which such Grantor is a party. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the agents or processors of any Grantor, such Grantor shall notify such warehouseman, bailee, agent or processor of the security interests created hereby and to hold all such Collateral for the Lender's account subject to the Lender's instructions.

                  5.13 FINANCIAL STATEMENTS. The Parent shall furnish to the
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a the chief financial officer of the Parent as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Parent (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by the chief financial officer of the Parent as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  5.14 MANDATORY PREPAYMENT. If the Parent or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries as to which Section 3.3(b) of the Credit Agreement is applicable) (i) receives Net Cash Proceeds from the issuance or incurrence of any Indebtedness (other than Indebtedness not in excess of $100,000 in the aggregate), (ii) receives Net Cash Proceeds from the issuance of Capital Stock or from any capital contribution (other than capital contributions by the Borrower to its Subsidiaries), (iii) sells, assigns, transfers, leases or otherwise disposes of any of its assets (other assets having a value not to exceed $100,000 in the aggregate), or (iv) has assets other than the Excluded Real Property that become the subject of a Casualty Event, then no later than two Business Days after receipt of the Net Cash Proceeds therefrom, the Notes shall be prepaid by an amount equal to 100% of such Net Cash Proceeds in accordance with Section 3.3(c) of the Credit Agreement. Notwithstanding anything to the contrary contained in this Section 5.14, this Section shall not apply to the exercise by C. Jayson Brentlinger of options to purchase up to 671,500 shares of Common Stock, par value $0.10 of the Parent, which options existed as of the date hereof.

                         SECTION 6. REMEDIAL PROVISIONS

                  6.1 CERTAIN MATTERS RELATING TO RECEIVABLES. (a) The Lender shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Lender may require in connection with such test verifications. At any time and from time to time, upon the Lender's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  (b) The Lender hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Lender's direction and control, and the Lender may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default, PROVIDED that all times after the date hereof all Receivables of the Borrower shall be deposited by the Borrower, immediately upon receipt, into the Lockbox Account on the terms and conditions contained in the Lockbox Agreement. If required by the Lender at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Lender if required, in a Collateral Account maintained under the sole dominion and control of the Lender, subject to withdrawal by the Lender only as provided in Section 6.5, and
(ii) until so turned over, shall be held by such Grantor in trust for the Lender, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c) At the Lender's request, each Grantor shall deliver to the Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  6.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Lender in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Lender's satisfaction the existence, amount and terms of any Receivables.

                  (b) Upon the request of the Lender at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Lender and that payments in respect thereof shall be made directly to the Lender.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Lender shall have no obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating thereto, nor shall the Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3 PLEDGED STOCK. (a) Unless an Event of Default shall have occurred and be continuing and the Lender shall have given notice to the relevant Grantor of the Lender's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Lender's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                  (b) If an Event of Default shall occur and be continuing and the Lender shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Lender shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Lender may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Lender or its nominee, and the Lender or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it, but the Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Lender.

                  6.4 PROCEEDS TO BE TURNED OVER TO LENDER. In addition to the rights of the Lender specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Lender, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Lender in the exact form received by such Grantor (duly indorsed by such Grantor to the Lender, if required). All Proceeds received by the Lender hereunder shall be held by the Lender in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Lender in a Collateral Account (or by such Grantor in trust for the Lender) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                  6.5 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Borrower and the Lender, or, if an Event of Default shall have occurred and be continuing, at any time at the Lender's election, the Lender may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Lender may elect, and any part of such funds which the Lender elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Lender to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                  6.6 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at such Grantor's premises or elsewhere. The Lender shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Lender account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Lender shall have the right to enter the real property leased or owned by each Grantor for the purpose of exercising any of the foregoing rights or remedies. Each Grantor waives all rights of marshaling, valuation and appraisal with respect to the Collateral or any part thereof. For the purpose of enabling the Lender, during the existence of an Event of Default, to exercise rights and remedies hereunder at such time as the Lender will be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), until the Obligations are paid in full, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  6.7 REGISTRATION RIGHTS. (a) If the Lender shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Lender it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Lender, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Lender shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each Grantor recognizes that the Lender may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Lender shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section
6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  6.8 WAIVER; DEFICIENCY. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

                              SECTION 7. THE LENDER

                  7.1 LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Lender the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Lender may request to evidence the Lender's security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv) execute, in connection with any sale provided for in
         Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the

         Lender or as the Lender shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Lender may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and do, at the Lender's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Lender incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the Prime Rate in effect from time to time plus three percent (3%), from the date of payment by the Lender to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Lender on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2 DUTY OF LENDER. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Lender to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Lender determines appropriate to perfect the security interests of the Lender under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

                            SECTION 8. MISCELLANEOUS

                  8.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented, restated or otherwise modified except pursuant to a written agreement executed by the affected Grantor and the Lender; PROVIDED, HOWEVER, that any provision of this Agreement imposing obligations on any Grantor may be waived by the Lender in a written instrument executed by the Lender.

                  8.2 NOTICES. All notices, requests and demands to or upon the Lender or any Grantor hereunder shall be effected in the manner provided for in subsection 9.2 of the Credit Agreement; PROVIDED, HOWEVER, that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

                  8.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. The Lender shall not by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Guarantor agrees to pay or reimburse the Lender for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender.

                  (b) Each Guarantor agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Guarantor agrees to pay, and to save the Lender harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 9.5 of the Credit Agreement.

                  (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Lender and its successors and assigns; PROVIDED, HOWEVER, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender.

                  8.6 SET-OFF. Each Grantor hereby irrevocably authorizes the Lender at any time and from time to time while an Event of Default pursuant to
Section 8.1 of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Lender hereunder and claims of every nature and description of the Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Lender shall notify such Grantor promptly of any such set-off and the application made by the Lender of the proceeds thereof; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

                  8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10 INTEGRATION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE GRANTORS AND THE LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

                  8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13 ACKNOWLEDGMENTS. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) the Lender does not have any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and the Lender.

                  8.14 ADDITIONAL GRANTORS AND SECURITY. (a) Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 6.10(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary of the Parent (other than the Borrower and its Subsidiaries which are governed by Section 6.10 of the Credit Agreement or an Excluded Foreign Subsidiary), the Parent shall cause such Subsidiary to promptly (and in any event within twenty days after such Person becomes such a Subsidiary of the Parent): (i) execute and deliver to and for the benefit of the Lender an Assumption Agreement in the form of Annex 1 hereto, upon execution and delivery of which Assumption Agreement such Subsidiary shall become a Grantor for all purposes of this Agreement; (ii) deliver to the Lender the certificates representing the Capital Stock of such Subsidiary which is owned by the Parent or other Subsidiary of the Parent (other than the Borrower or any Subsidiary of Borrower), together with undated stock powers executed and delivered in blank by a duly authorized officer of the Parent or such Subsidiary, as the case may be;
(iii) execute and deliver to the Lender such Security Documents (including Mortgages and financing statements) as may be required by the Lender to create and perfect Liens in favor of the Lender on all present and future property of such Subsidiary; (iv) execute and deliver such documents and certificates as the Lender or its counsel may request relating to the organization, existence and good standing of such Subsidiary, the authorization of the transactions contemplated hereby and by the other Loan Documents relating to such Subsidiary, and any other legal matters relating to such Subsidiary and the Loan Documents to which it is or is to become a party (including, if requested by the Lender, satisfactory environmental reports or assessments with respect to each parcel of real property covered by a Mortgage), all in form and substance satisfactory to the Lender and its counsel; (v) in the case of a Mortgage, deliver to the Lender such surveys, title insurance policies, environmental assessments, and other documents as the Lender may request, all in form and substance satisfactory to the Lender; and (vi) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described in clauses (i), (ii), (iii) and (iv) immediately preceding, which opinions shall be in form and substance, and from counsel, satisfactory to the Lender.

                  (c) With respect to any assets acquired after the Closing Date by the Parent or any of its Subsidiaries (other than (w) any such assets of the Borrower or any of its Subsidiaries which are governed by Section 6.10 of the Credit Agreement, (x) leased real property, (y) any property described in paragraph (b) above, or (z) property acquired by an Excluded Foreign Subsidiary), the Parent shall or shall cause such Subsidiary of Parent, as the case may be, to promptly (and in any event within twenty days after the acquisition thereof): (i) execute and deliver to the Lender such amendments to the relevant Security Documents or such other documents (including Mortgages) as the Lender shall deem necessary or advisable to grant to and for the benefit of the Lender a Lien on such assets; (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law as contemplated by such Security Documents, including the filing of financing statements in such jurisdictions as may be requested by the Lender; (iii) in the case of a Mortgage, deliver to the Lender such surveys, policies and other documents as the Lender may request, all in form and substance satisfactory to the Lender; and (iv) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, satisfactory to the Lender.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Parent or any of its Subsidiaries (other than any such assets of the Borrower and its Subsidiaries which are governed by Section 6.10 of the Credit Agreement), the Parent shall, and shall cause its Subsidiaries to, promptly (i) execute and deliver to the Lender such amendments to the Guarantee and Collateral Agreement as the Lender deems necessary or advisable to grant to the Lender, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Parent or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Lender the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Parent or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Lender, desirable to perfect the Lender's security interest therein, and (iii) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

                  8.15 RELEASES. At such time as the Notes and the other Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Lender shall deliver to such Grantor any Collateral held by the Lender hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                              CRL SYSTEMS, INC.,
                                 a Nevada corporation


                                /s/  C. JAYSON BRENTLINGER
                              --------------------------------------------------
                              C. Jayson Brentlinger, President and Chairman
                                 of the Board


                              CIRCUIT RESEARCH LABS, INC.,
                                 an Arizona corporation


                                /s/  C. JAYSON BRENTLINGER
                              --------------------------------------------------
                              C. Jayson Brentlinger, President and Chairman
                                 of the Board

                                                                      SCHEDULE 1


                         NOTICE ADDRESSES OF GUARANTORS


if to Circuit Research Labs, Inc.:

         Circuit Research Labs, Inc.
         2522 West Geneva Drive
         Tempe, AZ  85282
         (602) 438-0888
         (602) 438-8277 (fax)

if to CRL Systems, Inc.:

         CRL Systems, Inc.
         c/o Circuit Research Labs, Inc.
         2522 West Geneva Drive
         Tempe, AZ  85282
         (602) 438-0888
         (602) 431-8517 (fax)
         Attention:  C. Jayson Brentlinger

                                                                      SCHEDULE 2


                       DESCRIPTION OF INVESTMENT PROPERTY


PLEDGED STOCK:*

      Issuer         Class of Stock     Stock Certificate No.      No. of Shares
-----------------    --------------     ---------------------      -------------
CRL Systems, Inc.       Common                   1                     2,500


PLEDGED NOTES:

      Issuer                 Payee              Principal Amount
-----------------    ---------------------      ----------------
NONE                          N/A                     N/A

----------
* Stock is assumed to be common stock unless otherwise indicated.

                                                                      SCHEDULE 3


                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         UNIFORM COMMERCIAL CODE FILINGS

                                CRL SYSTEMS, INC.
                           Secretary of State, Arizona
                         Secretary of State, California
                           Secretary of State, Nevada
                       County Clerk, Clark County, Nevada

                           CIRCUIT RESEARCH LABS, INC.
                         Secretary of State, California
                           Secretary of State, Arizona
                     County Clerk, Maricopa County, Arizona



                     PATENT, TRADEMARK AND COPYRIGHT FILINGS

                           PATENTS: CRL SYSTEMS, INC.
                                  United States

                      PATENTS: CIRCUIT RESEARCH LABS, INC.
                                  United States

                          TRADEMARKS: CRL SYSTEMS, INC.
                                  United States
                                     Canada
                                      Chile
                               European Community
                                    Australia
                                     Brazil
                                     France
                                     Germany
                                    Hong Kong
                                      Japan
                                      India
                                    Singapore
                                     Taiwan
                                    Thailand
                                 United Kingdom

                     TRADEMARKS: CIRCUIT RESEARCH LABS, INC.
                                  United States

                          COPYRIGHTS: CRL SYSTEMS, INC.
                                  United States

                     COPYRIGHTS: CIRCUIT RESEARCH LABS, INC.
                                  United States


             ACTIONS WITH RESPECT TO PLEDGED STOCK AND PLEDGED NOTES

1. Delivery of original Certificates representing Pledged Stock and stock powers signed in blank to the Lender.

                                  OTHER ACTIONS

1. Delivery by CRL Systems, Inc., of executed originals of each of the (i) Patent Security Agreement, (ii) Copyright Security Agreement and (iii) Trademark Security Agreement, each between CRL Systems, Inc. and Lender and dated as of even date herewith.

2. Delivery by Circuit Research Labs, Inc., of executed originals of each of the (i) Patent Security Agreement, (ii) Copyright Security Agreement and (iii) Trademark Security Agreement, each between Circuit Research Labs, Inc. and Lender and dated as of even date herewith.

                                                                      SCHEDULE 4


       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


         GRANTOR                                       LOCATION
         -------                                       --------

Circuit Research Labs, Inc.                  2522 West Geneva Drive, Tempe,
                                             Arizona, 85282

CRL Systems, Inc.                            2522 West Geneva Drive, Tempe,
                                             Arizona, 85282

                                                                      SCHEDULE 5


                       LOCATION OF INVENTORY AND EQUIPMENT


         GRANTOR                                       LOCATION
         -------                                       --------

Circuit Research Labs, Inc.                  2522 West Geneva Drive, Tempe,
                                             Arizona, 85282

CRL Systems, Inc.                            2522 West Geneva Drive, Tempe,
                                             Arizona, 85282

                                             8500 Balboa Blvd.
                                             Northridge, CA  91329

                                                                      SCHEDULE 6


                                         COPYRIGHTS AND COPYRIGHT LICENSES

CRL SYSTEMS, INC.
---------------------------------------- ------------------------------------- -------------------------------------
                 TITLE                           REGISTRATION NUMBER                      EFFECTIVE DATE
---------------------------------------- ------------------------------------- -------------------------------------
Optimod - FM 8200                        TX 4199358                            May 8, 1996
Digital 1996 Brochure
---------------------------------------- ------------------------------------- -------------------------------------
Optimod - FM 8200                        TX 4199359                            May 8, 1996
Digital 1992 Brochure
---------------------------------------- ------------------------------------- -------------------------------------

CIRCUIT RESEARCH LABS, INC.
---------------------------------------- ------------------------------------- -------------------------------------
                 TITLE                           REGISTRATION NUMBER                      EFFECTIVE DATE
---------------------------------------- ------------------------------------- -------------------------------------
AM4 Stereo Matrix System                 TX 145685                             June 14, 1983
SMP 900 Instructions
---------------------------------------- ------------------------------------- -------------------------------------
SSM Dynafex Noise Reduction System       MW 1361                               July 28, 1986
---------------------------------------- ------------------------------------- -------------------------------------

                                              PATENTS AND PATENT LICENSES

CRL SYSTEMS, INC.
------------------------------ ---------------------------- --------------------------- ----------------------------
         PATENT NO./                     COUNTRY                      TITLE                    ISSUED/FILED
         SERIAL NO.
------------------------------ ---------------------------- --------------------------- ----------------------------
4,412,100                      United States                Multiband Signal Processor  October 25, 1983
------------------------------ ---------------------------- --------------------------- ----------------------------
4,460,871                      United States                Multiband Cross-Coupled     July 17, 1984
                                                            Compressor with Overshoot
                                                            Protection Circuit
------------------------------ ---------------------------- --------------------------- ----------------------------
4,495,643                      United States                Audio Peak Limiter Using    January 22, 1985
                                                            Hilbert
------------------------------ ---------------------------- --------------------------- ----------------------------
4,525,857                      United States                Crossover Network           June 25, 1985
------------------------------ ---------------------------- --------------------------- ----------------------------
4,674,122                      United States                Encoding for the FMX        June 16, 1987
                                                            Compounding System
------------------------------ ---------------------------- --------------------------- ----------------------------
4,837,824                      United States                Stereophonic Image          June 6, 1989
                                                            Widening Circuit
------------------------------ ---------------------------- --------------------------- ----------------------------


------------------------------ ---------------------------- --------------------------- ----------------------------
4,888,789                      United States                Adjustable Equalizer for    December 19, 1989
                                                            Compensation for High
                                                            Frequency Rollout -
                                                            Typical AM Receivers
------------------------------ ---------------------------- --------------------------- ----------------------------
5,050,217                      United States                Dynamic Noise Reduction     September 17, 1991
                                                            and Spectal Restoration
                                                            System
------------------------------ ---------------------------- --------------------------- ----------------------------
5,168,526                      United States                Distortion Cancellation     December 1, 1992
                                                            Circuit Fee Audio Peak
                                                            Limiting
------------------------------ ---------------------------- --------------------------- ----------------------------
5,282,252                      United States                Audio Equalizer Providing   January 25, 1994
                                                            Reciprocal Equalization
                                                            Plus Indefinite Depth
                                                            Notch
------------------------------ ---------------------------- --------------------------- ----------------------------
5,444,788                      United States                Audio Compressor            August 22, 1995
                                                            Combining Feedback and
                                                            Feedforwarding Sidechain
                                                            Processing
------------------------------ ---------------------------- --------------------------- ----------------------------
5,574,791                      United States                Combined DeEsser and High   November 12, 1996
                                                            Frequency Enhancer Using
                                                            Single Pair of Level
                                                            Detectors
------------------------------ ---------------------------- --------------------------- ----------------------------
5,737, 434                     United States                Multi-Band Audio            April 7, 1998
                                                            Compressor with Look
                                                            Ahead Clipper
------------------------------ ---------------------------- --------------------------- ----------------------------
D398,289                       United States                Control Board               September 15, 1998
------------------------------ ---------------------------- --------------------------- ----------------------------
D401,774                       United States                Stand                       September 1, 1998
------------------------------ ---------------------------- --------------------------- ----------------------------
D414,770                       United States                Processor                   October 5, 1999
------------------------------ ---------------------------- --------------------------- ----------------------------
08/984,448                     United States                                            (application)
------------------------------ ---------------------------- --------------------------- ----------------------------
29/069,255                     United States                                            (application)
------------------------------ ---------------------------- --------------------------- ----------------------------

CIRCUIT RESEARCH LABS, INC.
------------------------------ ---------------------------- --------------------------- ----------------------------
    PATENT NO./SERIAL NO.                COUNTRY                      TITLE                    ISSUED/FILED
------------------------------ ---------------------------- --------------------------- ----------------------------
4,398,158                      United States                Dynamic Range Expander      August 9, 1983; Assigned
                                                                                        to Circuit Research Labs,
                                                                                        Inc. September 27, 1985
------------------------------ ---------------------------- --------------------------- ----------------------------
4,350,845                      United States                Reverberation Apparatus     September 21, 1982;
                                                                                        Assigned to Circuit
                                                                                        Research Labs, Inc.
                                                                                        September 27, 1985
------------------------------ ---------------------------- --------------------------- ----------------------------

                        TRADEMARKS AND TRADEMARK LICENSES

CRL SYSTEMS, INC.
------------------------------ ---------------------------- --------------------------- ----------------------------
           COUNTRY                        MARK               REGISTRATION/SERIAL NO.         REGISTERED/FILED
------------------------------ ---------------------------- --------------------------- ----------------------------
United States                  ORBAN                        1,791,387                   December 31, 1969
------------------------------ ---------------------------- --------------------------- ----------------------------
Canada                         ORBAN                        441364                      March 31, 1995
------------------------------ ---------------------------- --------------------------- ----------------------------
Chile                          ORBAN                        541674                      June 4, 1999
------------------------------ ---------------------------- --------------------------- ----------------------------
European Community             ORBAN                        166504                      October 8, 1998
------------------------------ ---------------------------- --------------------------- ----------------------------
United States                  OPTIMOD                      1,253,703                   April 5, 1975
------------------------------ ---------------------------- --------------------------- ----------------------------
Australia                      OPTIMOD                      8506607                     March 4, 1989
------------------------------ ---------------------------- --------------------------- ----------------------------
Brazil                         OPTIMOD                      814882846
------------------------------ ---------------------------- --------------------------- ----------------------------
Canada                         OPTIMOD                      TMA 368016                  April 20, 1990
------------------------------ ---------------------------- --------------------------- ----------------------------
Chile                          OPTIMOD                      541675                      June 4, 1999
------------------------------ ---------------------------- --------------------------- ----------------------------
European Community             OPTIMOD                      166504                      October 8, 1998
------------------------------ ---------------------------- --------------------------- ----------------------------
France                         OPTIMOD                      1520234                     March 21, 1989
------------------------------ ---------------------------- --------------------------- ----------------------------
Germany                        OPTIMOD                      1190774
------------------------------ ---------------------------- --------------------------- ----------------------------
Hong Kong                      OPTIMOD                      3037/97                     May 1, 1997
------------------------------ ---------------------------- --------------------------- ----------------------------
India                          OPTIMOD                      696613                      January 1996
------------------------------ ---------------------------- --------------------------- ----------------------------
Japan                          OPTIMOD                      2429825                     June 30, 1992
------------------------------ ---------------------------- --------------------------- ----------------------------
Singapore                      OPTIMOD                      1084/96                     January 30, 1996
------------------------------ ---------------------------- --------------------------- ----------------------------
Taiwan                         OPTIMOD                      85008503                    January 1996
------------------------------ ---------------------------- --------------------------- ----------------------------
Thailand                       OPTIMOD                      333792/Khor 66414           January 1997
------------------------------ ---------------------------- --------------------------- ----------------------------

------------------------------ ---------------------------- --------------------------- ----------------------------
United Kingdom                 OPTIMOD                      1377339                     March 14, 1989
------------------------------ ---------------------------- --------------------------- ----------------------------
United States                  AUDICY                       2,168,571                   June 23, 1998
------------------------------ ---------------------------- --------------------------- ----------------------------
Australia                      AUDICY                       740988                      February 19, 1998
------------------------------ ---------------------------- --------------------------- ----------------------------
European Community             AUDICY                       594804
------------------------------ ---------------------------- --------------------------- ----------------------------
Japan                          AUDICY                       Unknown
------------------------------ ---------------------------- --------------------------- ----------------------------
United States                  TIME FIT                     2,000,400                   September 10, 1996
------------------------------ ---------------------------- --------------------------- ----------------------------
United States                  DSE                          1,994,960                   August 20, 1996
------------------------------ ---------------------------- --------------------------- ----------------------------

CIRCUIT RESEARCH LABS, INC.
------------------------------ ---------------------------- --------------------------- ----------------------------
       COUNTRY/FILING                     MARK                    REGISTRATION/              REGISTERED/FILED
                                                                   SERIAL NO.
------------------------------ ---------------------------- --------------------------- ----------------------------
United States                  MILLENNIUM                   75-754856                   Pending
------------------------------ ---------------------------- --------------------------- ----------------------------
United States                  DYNAFEX                      1,670,137                   July 1, 1982
------------------------------ ---------------------------- --------------------------- ----------------------------
United States                  CRL Systems                  1,342,151                   August 5, 1977
------------------------------ ---------------------------- --------------------------- ----------------------------
United States                  CRL                          1,300,233                   August 5, 1977
------------------------------ ---------------------------- --------------------------- ----------------------------

                                                                      SCHEDULE 7


                                    VEHICLES

                                      None.

                          ACKNOWLEDGMENT AND CONSENT*


         The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of _______, 2000 (the "AGREEMENT"), made by the Grantors parties thereto for the benefit of Orban, Inc., as Lender. The undersigned agrees for the benefit of the Lender as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Lender hereunder promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.

         3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

                                           [NAME OF ISSUER]


                                           By
                                               ---------------------------------
                                               Name:
                                               Title:


                                           Address for Notices:

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           Fax:

----------
* This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor.

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement


                  ASSUMPTION AGREEMENT, dated as of ________________, 2000, made by ______________________________, a ______________ (the "ADDITIONAL GRANTOR"),
in favor of ORBAN, INC., a Delaware corporation, a party to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                             PRELIMINARY STATEMENTS

         A. CRL Systems, Inc., a Nevada corporation (the "BORROWER"), and the Lender have entered into a Credit Agreement, dated as of _______, 2000 (as amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT").

         B. In connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of _______, 2000 (as amended, supplemented, restated or otherwise modified from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT") in favor of the Lender.

         C. Section 6.10 of the Credit Agreement (in the case of Subsidiaries of the Borrower) or Section 8.14(b) of the Guarantee and Collateral Agreement (in the case of Subsidiaries of the Parent other than the Borrower and its Subsidiaries), as the case may be, requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement.

         The Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement.

         NOW, THEREFORE, IT IS AGREED:

         1. GUARANTEE AND COLLATERAL AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GRANTOR]


                                        By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                    Annex 1-A to
                                                            Assumption Agreement


                            SUPPLEMENT TO SCHEDULE 1



                            SUPPLEMENT TO SCHEDULE 2



                            SUPPLEMENT TO SCHEDULE 3



                            SUPPLEMENT TO SCHEDULE 4



                            SUPPLEMENT TO SCHEDULE 5



                            SUPPLEMENT TO SCHEDULE 6



                            SUPPLEMENT TO SCHEDULE 7